Exhibit (a)(1)(E)

DAVITA INC.

Offer to Purchase for Cash

Up to $1,000,000,000 of Shares of its Common Stock

At a Purchase Price Not Less Than $77.00 Per Share and

Not More Than $88.00 per Share

THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, AT THE END OF THE DAY ON SEPTEMBER 14, 2020, UNLESS THE OFFER IS EXTENDED (SUCH DATE AND TIME, AS IT MAY BE EXTENDED, THE “EXPIRATION TIME”) OR OTHERWISE TERMINATED.

August 17, 2020

To Our Clients:

Enclosed for your consideration are the Offer to Purchase, dated August 17, 2020 (the “Offer to Purchase”), and the related Letter of Transmittal (the “Letter of Transmittal” and, together with the Offer to Purchase, as they may be amended or supplemented from time to time, the “Offer”), in connection with the offer by DaVita Inc., a Delaware corporation (the “Company”), to purchase for cash shares (the “shares”) of its common stock, par value $0.001 per share (the “common stock”) for an aggregate Purchase Price of no more than $1.0 billion, pursuant to (i) auction tenders at prices specified by the tendering shareholders of not less than $77.00 and not more than $88.00 per share (“Auction Tenders”) or (ii) purchase price tenders (“Purchase Price Tenders”), in either case, net to the seller in cash, less any applicable withholding taxes and without interest, upon the terms and subject to the conditions described in the Offer. After the Expiration Time, the Company will, upon the terms and subject to the conditions of the Offer, determine a single price per share (the “Purchase Price”), which will be not less than $77.00 and not more than $88.00 per share, that it will pay for shares purchased in the Offer, taking into account the number of shares tendered and the prices specified by shareholders tendering shares pursuant to Auction Tenders and the number of shares tendered pursuant to Purchase Price Tenders. Shares tendered pursuant to Purchase Price Tenders will be deemed to have been tendered at a price of $77.00 per share (which is the minimum price per share under the Offer) for purposes of determining the Purchase Price. The Purchase Price will be the lowest price per share of not less than $77.00 and not more than $88.00 per share that will enable the Company to purchase the maximum number of shares validly tendered in the Offer and not validly withdrawn having an aggregate purchase price not exceeding $1.0 billion. All shares purchased pursuant to the Offer will be purchased at the same Purchase Price regardless of whether the shareholder tendered at a lower price. Only shares validly tendered at prices at or below the Purchase Price, and not validly withdrawn, will be purchased. However, because of the “odd lot” priority, proration and conditional tender provisions described in the Offer to Purchase, all of the shares tendered at or below the Purchase Price may not be purchased if more than the number of shares the Company seeks to purchase are validly tendered at or below the Purchase Price and not validly withdrawn. If any tendered shares are not purchased or if less than all shares evidence by a shareholder’s certificates are tendered, certificates for unpurchased shares will be returned promptly after the expiration or termination of the Offer or the proper withdrawal of the shares, or, in the case of shares tendered by book-entry transfer at DTC, the shares will be credited to the appropriate account maintained by the tendering shareholder at DTC, in each case without expense to the shareholder. See Sections 1, 3 and 4 of the Offer to Purchase.

Upon the terms and subject to the conditions of the Offer, if the number of shares validly tendered at or below the Purchase Price and not validly withdrawn prior to the Expiration Time would result in an aggregate Purchase Price of more than $1.0 billion, the Company will purchase shares: (i) first, from all holders of “odd lots” of less than 100 shares who validly tender all of their shares at or below the Purchase Price, and do not validly withdraw them prior to the Expiration Time; (ii) second, from all other shareholders (except for shareholders who tendered shares conditionally for which the condition was not satisfied) who validly tender shares at or below the Purchase Price (and do not validly withdraw such shares prior to the Expiration Time), on a pro rata basis with appropriate adjustments to avoid the purchase of fractional shares, until the Company has purchased shares resulting in an aggregate purchase price of $1.0 billion; and (iii) third, only if necessary to permit the Company to purchase shares resulting in an aggregate purchase price of $1.0 billion, from holders who validly conditionally tender shares at or below the Purchase Price (and do not validly withdraw such shares prior to the Expiration Time) for which the condition was not initially satisfied by random lot, to the extent feasible. To be eligible for purchase by random lot, shareholders whose shares are conditionally tendered must have validly tendered and not validly withdrawn all of their shares prior to the Expiration Time. See Sections 1, 3, 4 and 6 of the Offer to Purchase.

In accordance with the rules of the Securities and Exchange Commission, in the event that shares are validly tendered at or below the Purchase Price having an aggregate purchase price of more than $1.0 billion, the Company may at its option exercise its right to purchase up to an additional 2% of its outstanding shares of common stock (exclusive of shares of common stock held by or for the Company’s account or by or for the account of any of the Company’s subsidiaries) without extending the Expiration Time.

We are the holder of record (directly or indirectly) of shares held for your account. As such, we are the only ones who can tender your shares, and then only pursuant to your instructions. We are sending you the Letter of Transmittal for your information only; you cannot use it to tender shares we hold for your account.

Please instruct us, by completing the attached Instruction Form, as to whether you wish us to tender all or any portion of the shares we hold for your account on the terms and subject to the conditions of the Offer.

Please note the following:

1. If you wish to make an Auction Tender, you may tender your shares at a price not less than $77.00 and not more than $88.00 per share, in increments of $0.25, as indicated in the attached Instruction Form, net to you in cash, less any applicable withholding tax and without interest. Alternatively, you may make a Purchase Price Tender by checking the appropriate box on the Instruction Form.

2. You should consult with your broker or other financial or tax advisor on the possibility of designating the priority in which your shares will be purchased in the event of proration.

3. The Offer is not conditioned upon the receipt of financing or any minimum number of shares being tendered. The Offer is, however, subject to a number of other conditions. See Section 7 of the Offer to Purchase.

4. The Offer and withdrawal rights will expire at 12:00 midnight, New York City time, at the end of the day on September 14, 2020, unless the Offer is extended or terminated.

5. If you wish to tender shares at more than one price, you must complete a separate Instruction Form for each price at which you wish to tender shares. We must submit separate Letters of Transmittal or Agent’s Messages on your behalf for each price at which you are tendering shares, provided, however, that the same shares cannot be tendered at more than one price, unless previously validly withdrawn. See Section 4 of the Offer to Purchase.

6. If you are an Odd Lot Holder (as such term is defined in the Offer to Purchase) and you instruct us to tender on your behalf all of the shares that you own at or below the Purchase Price prior to the Expiration Time, and check the box captioned “Odd Lots” on the attached Instruction Form, the Company, on the terms and subject to the conditions of the Offer, will accept all such shares for payment before any proration of the purchase of other tendered shares.

7. If you wish to tender shares subject to the condition that all or a specified minimum number of your shares tendered must be purchased if any shares tendered are purchased, you may elect to do so, and thereby avoid possible proration, by completing the section captioned “Conditional Tender” in the attached Instruction Form. The Company’s purchase of shares from all tenders which are so conditioned, to the extent necessary, will be determined by random lot, treating all tenders by a particular shareholder as a single lot. To be eligible for purchase by random lot, shareholders whose shares are conditionally tendered must have tendered all of their shares.

8. Any tendering shareholder or other payee who is a United States Holder (as defined in Section 14 of the Offer to Purchase) and who fails to complete, sign and return to the Depositary the Form W-9 included with the Letter of Transmittal (or such other Internal Revenue Service form as may be applicable) may be subject to United States federal income tax backup withholding of 24% of the gross proceeds paid to the United States Holder or other payee pursuant to the Offer, unless such holder establishes that such holder is exempt from backup withholding. In order to avoid backup withholding, any tendering shareholder who is a Non-United States Holder (as defined in Section 14 of the Offer to Purchase) must file an appropriate IRS Form W-8, attesting to such shareholder’s exemption from backup withholding. The form can be obtained from the IRS website at www.irs.gov. See Sections 3 and 14 of the Offer to Purchase.

If you wish to have us tender all or any portion of your shares, please so instruct us by completing, executing, detaching and returning to us the attached Instruction Form. An envelope to return your Instruction Form to us is enclosed.

If you authorize us to tender your shares, we will tender all your shares unless you specify otherwise on the attached Instruction Form.

Your prompt action is requested. Your Instruction Form should be forwarded to us in ample time to permit us to submit a tender on your behalf prior to the Expiration Time. Please note that the Offer and withdrawal rights will expire at 12:00 midnight, New York City time, at the end of the day on September 14, 2020, unless the Offer is extended or terminated.

The Offer is not being made to, nor will tenders be accepted from or on behalf of, shareholders in any jurisdiction in which the making or acceptance of offers to sell shares would not be in compliance with the laws of that jurisdiction. If the Company becomes aware of any such jurisdiction where the making of the Offer or the acceptance of shares pursuant to the Offer is not in compliance with applicable law, the Company will make a good faith effort to comply with the applicable law. If, after such good faith effort, the Company cannot comply with the applicable law, the Offer will not be made to (nor will tenders be accepted from or on behalf of) the shareholders residing in such jurisdiction. In any jurisdiction where the securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Offer shall be deemed to be made on the Company’s behalf by the Dealer Manager (as defined in the Offer to Purchase) or by one or more registered brokers or dealers licensed under the laws of that jurisdiction.

ALTHOUGH THE COMPANY’S BOARD OF DIRECTORS HAS AUTHORIZED THE OFFER, IT HAS NOT, NOR HAS THE COMPANY, THE DEALER MANAGER, THE INFORMATION AGENT (AS DEFINED IN THE OFFER TO PURCHASE) OR THE DEPOSITARY (AS DEFINED IN THE OFFER TO PURCHASE) MADE, AND THEY ARE NOT MAKING, ANY RECOMMENDATION TO YOU AS TO WHETHER TO TENDER OR REFRAIN FROM TENDERING YOUR SHARES OR AS TO THE PRICE OR PRICES AT WHICH YOU MAY CHOOSE TO TENDER YOUR SHARES. YOU MUST MAKE YOUR OWN DECISIONS AS TO WHETHER TO TENDER YOUR SHARES AND, IF SO, HOW MANY SHARES TO TENDER AND THE PRICE OR PRICES AT WHICH YOU WILL TENDER THEM. IN DOING SO, YOU SHOULD READ CAREFULLY THE INFORMATION IN, OR INCORPORATED BY REFERENCE IN, THE OFFER TO PURCHASE AND IN THE LETTER OF TRANSMITTAL, INCLUDING THE PURPOSES AND EFFECTS OF THE OFFER. YOU ARE URGED TO DISCUSS YOUR DECISIONS WITH YOUR OWN TAX ADVISORS, FINANCIAL ADVISORS AND/ OR BROKERS.

INSTRUCTION FORM WITH RESPECT TO

DAVITA INC.

Offer to Purchase for Cash

Up to $1,000,000,000 of Shares of its Common Stock

At a Purchase Price Not Less Than $77.00 Per Share and

Not More Than $88.00 per Share

The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase, dated August 17, 2020 (the “Offer to Purchase”), and the related Letter of Transmittal (the “Letter of Transmittal” and, together with the Offer to Purchase, as they may be amended or supplemented from time to time, the “Offer”), in connection with the offer by DaVita Inc., a Delaware corporation (the “Company”), to purchase for cash shares (the “shares”) of its common stock, par value $0.001 per share (the “common stock”), pursuant to (i) auction tenders at prices specified by the tendering shareholders of not less than $77.00 and not more than $88.00 per share or (ii) purchase price tenders, in either case, net to the seller in cash, less any applicable withholding taxes and without interest, upon the terms and subject to the conditions described in the Offer to Purchase and in the Letter of Transmittal.

The undersigned hereby instruct(s) you to tender to the Company the number of shares indicated below or, if no number is indicated, all shares you hold for the account of the undersigned, on the terms and subject to the conditions of the Offer.

In participating in the Offer, the undersigned acknowledges that: (1) the Offer is established voluntarily by the Company, it is discretionary in nature and it may be extended, modified, suspended or terminated by the Company as provided in the Offer to Purchase; (2) the undersigned is voluntarily participating in the Offer; (3) the future value of the shares is unknown and cannot be predicted with certainty; (4) the undersigned has received the Offer to Purchase and the Letter of Transmittal (as amended or supplemented); (5) any foreign exchange obligations triggered by the undersigned’s tender of shares or the receipt of proceeds are solely his or her responsibility; and (6) regardless of any action that the Company takes with respect to any or all income/capital gains tax, social security or insurance tax, transfer tax or other tax-related items (“Tax Items”) related to the Offer and the disposition of shares, the undersigned acknowledges that the ultimate liability for all Tax Items is and remains his or her sole responsibility. In that regard, the undersigned authorizes the Company to withhold all applicable Tax Items that the withholding agent is legally required to withhold. The undersigned consents to the collection, use and transfer, in electronic or other form, of the undersigned’s personal data as described in this document by and among, as applicable, the Company, its subsidiaries, and third party administrators for the exclusive purpose of implementing, administering and managing his or her participation in the Offer.

The undersigned understands that the Company holds certain personal information about him or her, including, as applicable, but not limited to, the undersigned’s name, home address and telephone number, date of birth, social security number or other identification number, nationality, any shares of common stock held in the Company, details of all options or any other entitlement to shares outstanding in the undersigned’s favor, for the purpose of implementing, administering and managing his or her stock ownership (“Data”). The undersigned understands that Data may be transferred to any third parties assisting in the implementation, administration and management of the Offer, that these recipients may be located in his or her country or elsewhere, and that the recipient’s country may have different data privacy laws and protections than his or her country. The undersigned understands that he or she may request a list with the names and addresses of any potential recipients of the Data. The undersigned authorizes the recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing his or her participation in the Offer, including any requisite transfer of such Data as may be required to a broker or other third party with whom the undersigned held any shares of the Company’s common stock. The undersigned understands that Data will be held only as long as is necessary to implement, administer and manage his or her participation in the Offer. The undersigned understands that he or she may, at any time, view Data, request additional information about storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost. The undersigned understands, however, that refusing or withdrawing his or her consent may affect his or her ability to participate in the Offer. For more information on the consequences of his or her refusal to consent or withdrawal of consent, the undersigned understands that he or she may contact the Depositary.

Number of shares to be tendered by you for the account of the undersigned:______ shares. Unless otherwise indicated, it will be assumed that all shares held by us for your account are to be tendered.

THE UNDERSIGNED IS TENDERING SHARES AS FOLLOWS (CHECK ONLY ONE BOX):

(1)	AUCTION TENDER: PRICE (IN DOLLARS) PER SHARE AT WHICH SHARES ARE BEING TENDERED (SEE INSTRUCTION 4 TO THE LETTER OF TRANSMITTAL)

By checking one of the following boxes below instead of the box under Section 5, “Purchase Price Tender,” you are tendering shares pursuant to an Auction Tender at the price checked. This election could result in none of your shares being purchased if the Purchase Price selected by the Company for the shares is less than the price checked below. If you wish to tender shares at more than one price, you must complete a separate Letter of Transmittal for each price at which you tender shares. The same shares cannot be tendered at more than one price, unless previously and validly withdrawn. (See Section 3 and Section 4 of the Offer to Purchase and Instruction 4 to the Letter of Transmittal).

PRICE (IN DOLLARS) PER SHARE AT WHICH SHARES ARE BEING TENDERED

CHECK ONLY ONE BOX

IF MORE THAN ONE BOX IS CHECKED OR IF NO BOX IS CHECKED, THERE IS NO PROPER TENDER OF SHARES

(Shareholders who desire to tender shares at more than one price must complete a separate Letter of Transmittal for each price at which shares are tendered.)

☐ $77.00	☐ $79.25	☐ $81.50	☐ $83.75	☐ $86.00
☐ $77.25	☐ $79.50	☐ $81.75	☐ $84.00	☐ $86.25
☐ $77.50	☐ $79.75	☐ $82.00	☐ $84.25	☐ $86.50
☐ $77.75	☐ $80.00	☐ $82.25	☐ $84.50	☐ $86.75
☐ $78.00	☐ $80.25	☐ $82.50	☐ $84.75	☐ $87.00
☐ $78.25	☐ $80.50	☐ $82.75	☐ $85.00	☐ $87.25
☐ $78.50	☐ $80.75	☐ $83.00	☐ $85.25	☐ $87.50
☐ $78.75	☐ $81.00	☐ $83.25	☐ $85.50	☐ $87.75
☐ $79.00	☐ $81.25	☐ $83.50	☐ $85.75	☐ $88.00

OR

(2)	PURCHASE PRICE TENDER (SEE INSTRUCTION 5 TO THE LETTER OF TRANSMITTAL)

☐

By checking this one box instead of one of the price boxes under Section 1, “Auction Price Tender: Price (in Dollars) per Share at Which Shares are Being Tendered,” you are tendering shares pursuant to Purchase Price Tender and are willing to accept the Purchase Price selected by the Company in accordance with the terms of the Offer. This action will maximize the chance of having the Company purchase your shares pursuant to the Offer (subject to “odd lot” priority, proration and conditional tender provisions). Note that this election is deemed to be a tender of shares at the minimum price under the Offer of $77.00 per share and could cause the purchase price in the Offer to be lower and could result in the tendered shares being purchased at the minimum price under the Offer of $77.00 per share, a price that is below the reported closing price of our common stock on the NYSE on August 14, 2020, the last full trading day prior to the commencement of the Offer, and could be below the reported closing price of our common stock on the NYSE at the Expiration Time. (See Section 3 of the Offer to Purchase and Instruction 5 to the Letter of Transmittal).

CHECK ONE, AND ONLY ONE, BOX ABOVE. IF MORE THAN ONE BOX IS CHECKED ABOVE, THERE IS NO PROPER TENDER OF SHARES. IF NO BOX IS CHECKED, YOU WILL BE DEEMED TO HAVE MADE A PURCHASE PRICE TENDER.

ODD LOTS

(See Section 1 of the Offer to Purchase and Instruction 6 of the Letter of Transmittal)

As described in Section 1 of the Offer to Purchase, under certain conditions, shareholders holding a total of fewer than 100 shares may have their shares tendered at or below the Purchase Price accepted for purchase before any proration of other tendered shares. This preference is not available to partial tenders or to beneficial or record holders of 100 or more shares in the aggregate, even if these holders have separate accounts or certificates representing fewer than 100 shares. Accordingly, this section is to be completed only if shares are being tendered by or on behalf of a person owning, beneficially or of record, an aggregate of fewer than 100 shares. The undersigned either (check one box):

☐	is the beneficial or record owner of an aggregate of fewer than 100 shares, all of which are being tendered; or

☐

is a broker, dealer, commercial bank, trust company or other nominee that (a) is tendering for the beneficial owner(s) shares with respect to which it is the record holder and (b) believes, based upon representations made to it by the beneficial owner(s), that each such person is the beneficial owner of an aggregate of fewer than 100 shares and is tendering all of such shares.

CONDITIONAL TENDER

(See Section 6 of the Offer to Purchase and Box 6 of the Letter of Transmittal)

As described in Section 6 of the Offer to Purchase, a tendering shareholder may condition his or her tender of shares upon the Company purchasing all or a specified minimum number of the shares tendered. Unless at least the minimum number of shares you indicate below is purchased by the Company pursuant to the terms of the Offer, none of the shares tendered by you will be purchased. It is the tendering shareholder’s responsibility to calculate the minimum number of shares that must be purchased from the shareholder in order for the shareholder to qualify for sale or exchange (rather than distribution) treatment for U.S. federal income tax purposes. Shareholders are urged to consult with their own tax advisors before completing this section. No assurances can be provided that a conditional tender will achieve the intended U.S. federal income tax result for any shareholder tendering shares. Unless this box has been checked and a minimum number of shares specified, your tender will be deemed unconditional.

☐	The minimum number of shares that must be purchased from me/us, if any are purchased from me/us, is: _________ shares.

If, because of proration, the minimum number of shares designated will not be purchased, the Company may accept conditional tenders by random lot, if necessary. However, to be eligible for purchase by random lot, the tendering shareholder must have tendered all of his or her shares and checked this box:

☐	The tendered shares represent all shares held by the undersigned.

ALL SHAREHOLDERS WISHING TO GIVE INSTRUCTIONS PURSUANT

TO THIS INSTRUCTION FORM MUST COMPLETE THE FORM BELOW.

The method of delivery of this document is at the election and risk of the tendering shareholder. If delivery is by mail, then registered mail with return receipt requested, properly insured, is recommended. In all cases, sufficient time should be allowed to ensure timely delivery.

Signature(s) _______________________________________________
Name(s) __________________________________________________
(Please Type or Print)
Taxpayer Identification or Social Security Number: ________________
Address(es): _______________________________________________
Zip Code(s): _______________________________________________
Daytime Area Code and Telephone Number:______________________
Dated: , 2020